WELLCO ENTERPRISES, INC.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786

                                October 17, 2003

                            NOTICE OF ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS


The annual meeting of stockholders of Wellco Enterprises, Inc. will be held in the cafeteria of the Company's Waynesville, North Carolina, plant, located at 150 Westwood Circle, on Tuesday, November 18, 2003, at 3:00 P.M., EST, for the purpose of considering and taking action upon the following:

1. A proposal to amend the Company's Articles of Incorporation and By-laws to provide for annual election of all directors of the Company by the 2005 Annual Meeting; and

2. The election of directors as more particularly described in the accompanying Proxy Statement; and

3. Such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on October 17, 2003, will be entitled to vote at the meeting. This Notice and the accompanying Proxy Statement are being mailed to stockholders on approximately October 24, 2003.

                                By Order of the Board of Directors

                                RICHARD A. WOOD, JR.
                                SECRETARY


               YOUR VOTE IS IMPORTANT. EVEN IF YOU DO NOT PLAN TO
                  ATTEND THE MEETING, PLEASE RETURN YOUR SIGNED
                                     PROXY!


Please complete and promptly return your Proxy in the postpaid envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.

                            Wellco Enterprises, Inc.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786

                                 PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Wellco Enterprises, Inc. (the "Company") for use at the 2003 Annual Stockholders Meeting of the Company, to be held on November 18, 2003, and at any adjournment thereof. The cost of solicitation will be borne by the Company. Mellon Shareholder Services LLP, the transfer agent for the Company, has been retained to assist in obtaining proxies, including proxies from brokerage houses and others with respect to shares registered in their names but beneficially owned by others, by such means as Mellon Shareholder Services LLP deems appropriate, at a cost to the Company presently estimated at $5,500. Such brokerage houses and others will be reimbursed for their out-of-pocket expenses incurred. Proxies may also be solicited by some directors, officers or employees of the Company, in person or by mail, telephone or telefax, without extra compensation to them.

The shares represented by the proxies received will be voted at the meeting, or any adjournment thereof. On matters coming before the meeting as to which a choice has been specified by the stockholder by means of the ballot on the proxy, the shares represented will be voted accordingly. If no choice is so specified, the shares will be voted in favor of the matters set forth in the foregoing notice of meeting. The accompanying proxy appoints as proxy holders William M. Cousins, Jr., Katherine J. Emerson and John D. Lovelace (and each of them with full power of substitution, or any one or more of them acting in the absence of the others) to vote at the Annual Meeting all shares covered by the proxy. Management does not know of any other matters which will be presented for action at the meeting, but the appointed proxy holders intend to vote or act with respect to any other proposal which may be presented for action, and matters incident to the conduct of the meeting, according to their judgment in light of conditions then prevailing except as to election of substitute nominees for director, as to which proxies will be voted for nominees designated as hereinafter stated. Executed proxies may be revoked by written revocation or later dated proxy delivered to the Secretary prior to or at the meeting. Also, stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

Stockholders of record at the close of business on October 17, 2003, will be entitled to vote at the meeting. On that date, there were outstanding 1,185,746 shares of the Company's common stock. Each stockholder is entitled to one vote for each share of stock on all matters to be presented at the meeting. A plurality vote of the shares represented at the meeting, in person or by proxy, is necessary for the election of each director. Cumulative voting is not available at the meeting.

Stockholders having questions concerning the matters to be considered at the meeting are invited to telephone the Company at (828) 456-3545, extension 102.


          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR AMENDMENT
            OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS TO
         ELIMINATE THE EXISTING THREE CLASSES OF THE BOARD AND ELECT ALL
          DIRECTORS ANNUALLY EFFECTIVE AT THE 2005 ANNUAL STOCKHOLDERS
                             MEETING OF THE COMPANY.

As a result of Stockholder approval at the 1976 Annual Stockholders Meeting, the Board has since that time totaled nine (9) in number, divided into three Classes (Class I, Class II, and Class III) of three Directors each, with each Class being elected every three years.

The Board unanimously recommends that this structure be changed so that effective with the 2003 Stockholders Meeting and subsequent annual meetings in 2004 and 2005 the three Classes of Directors then scheduled for election will be elected annually instead of for three-year terms, with the result that at the 2005 Annual Stockholders Meeting and thereafter all of the Company's nine Directors will be elected annually. Under the present Articles of Incorporation and under the proposed amended Articles of Incorporation, any vacancies which occur during a year may be filled by the Board of Directors to serve only until the next annual meeting.

The Board of Directors believes it is in the best interest of the Company and its Stockholders to eliminate the existing classified Board so that Stockholders will elect all Directors annually. The recommended amendments to the Articles of Incorporation and Bylaws will allow Stockholders to review and express their opinions on the performance of all Directors each year.

The proposed reclassification of Directors would result in shortening of the time period during which Stockholders could effect a complete change in Directors. Thus, if any domestic or foreign person or entity should seek to obtain control of the Company by proxy contest or by purchasing a substantial amount of its stock, the proposed reclassification would permit such person or entity to accomplish control of the Company's board of Directors at any single annual meeting. Such changes would also make it easier for Director J. T. Emerson, who owns 57 % of the Company's stock, to sell his stock position to a third person or entity and permit that person or entity to acquire control of the Company's Board of Directors at the next annual meeting or thereafter. Director Emerson has advised that he has no present intention to make such a sale.

The Company's present Article Ninth and Tenth of its Articles of Incorporation and Bylaws 13 and 54, relating to matters proposed to be hereby amended are as set forth in Exhibit "A" (see pages 17 and 18). Your Board of Directors recommends that these provisions be superseded by the amendments to the comparable provisions of the Articles of Incorporation and Bylaws set forth in Exhibit "B" (see page 19).

In order to be adopted, the foregoing amendments to the Company's Articles of Incorporation and Bylaws must receive the favorable vote of the holders of 2/3 of the outstanding stock entitled to vote at the 2003 Annual Meeting. Assuming such approval, the appropriate amendments to the Articles of Incorporation would become effective upon filing of an appropriate certification with the North Carolina Secretary of State. Director J.T. Emerson, who owns 57% of the Company's outstanding common stock, has indicated his intention to vote for such changes at the Meeting.


             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITS
                             NOMINEES FOR DIRECTORS.

Assuming passage of the foregoing amendments, the Board of Directors unanimously recommends election of currently serving Directors Claude S. Abernethy, Horace Auberry, and Rolf Kaufman for a term of one year until the 2004 Annual Stockholders Meeting. If the foregoing amendments are not approved, the Board of Directors recommends election of said three individuals as Class III Directors for a term expiring at the 2006 Annual Stockholders Meeting or until their respective successors are duly elected and qualified. Each of said nominees has consented in writing to serve either of said capacities if elected.


NOMINEES FOR ELECTION:

Directors Whose Term Expires in 2004 (or Class III Directors whose terms expires
--------------------------------------------------------------------------------
in 2006 if the above amendments are not approved:
------------------------------------------------

Claude S. Abernethy, Jr. has been a Director of the Company since 1997 and previously served as a Director from 1976 until 1994 and is 76 years of age. He is Senior Vice President of Wachovia Securities (a securities brokerage firm), and a Director of Air T Inc., Carolina Mills, Inc. and Director Emeritus of Wachovia Securities, a subsection of Wachovia Bank, N.A..

Horace Auberry has been a Director of the Company since 1964 and is 72 years of age. He is Chairman Emeritus, Board of Directors and as of January 1, 2002 consultant to the Company. He was Chairman, Board of Directors and Chief Executive Officer of the Company (from October, 1996 until December 31, 2001) and was Chairman of the Board of Directors and joint Chief Executive Officer from 1968 until October, 1996.

Rolf Kaufman has been a Director of the Company since 1962 and is 73 years of age. He was President of the Company and joint Chief Executive Officer from 1968 until October 1996. Upon his retirement from the position of President on September 30, 1996, Mr. Kaufman was elected by the Board of Directors to the position of Vice Chairman, Board of Directors. As Vice Chairman, Mr. Kaufman is retired from full time employment, while still being significantly involved in several areas of the Company's business affairs.

DIRECTORS CONTINUING IN OFFICE:
Class I Directors for Term Expiring in 2004:
-------------------------------------------

William M. Cousins, Jr. has been a Director of the Company since 1990 and is 79 years of age. He is President (since 1974) of William M. Cousins, Jr., Inc.
(management consultants), a Director (from 1991 through 1999) of Alba-Waldensian, Inc. (an apparel manufacturing company) and a director of Biosphere Medical, Inc. (since 1994).

Katherine J. Emerson has been a Director of the Company since 2001 and is 48 years of age. She is the information systems controller and accountant for Master Gage and Tool Company (since 1994), a wholesale distributor of precision measuring and gauging equipment and supplies. She is a certified public accountant. Ms. Emerson is married to the nephew of Director James T. Emerson, the cousin of Director/Vice President Fred K. Webb, Jr. and the cousin of Director John D. Lovelace.

John D. Lovelace has been a Director of the Company since 1999 and is 54 years of age. He is the Vice-President (since 1987) of Credit/Collections for United Leasing Corporation, a company primarily engaged in the leasing of equipment. Prior to joining United Leasing, he served as Assistant Vice President of Retail Banking for United Virginia Bank. He is the nephew of Director James T. Emerson and the cousin of Director/Vice President Fred K. Webb, Jr.. Director Katherine
J. Emerson is married to the cousin of John D. Lovelace. It is intended that shares represented by the accompanying Proxy will be voted for election of the above nominees unless authority for such vote is withheld. In the event that any nominees should become unable to serve or for good cause will not serve, it is intended that such shares will be voted for substitute nominees designated by the present Board of Directors of the Company.

Class II Directors Whose Term Expires in 2005:
---------------------------------------------

James T. Emerson has been a Director of the Company since January, 1996 and previously served as a Director from 1988 until 1993, and is 81 years of age. He was an industrial instrumentation engineer and consultant (retired 1983), and is an investor. He is the uncle of Director/Vice President Fred K. Webb, Jr. and Director John D. Lovelace. Director Katherine J. Emerson is married to the nephew of James T. Emerson.

David Lutz has been a Director of the Company since January, 1996 and previously served as a Director from 1984 until 1992. As of January 1, 2002, he is Chief Executive Officer, President, Chief Operating Officer and Treasurer of the Company and is 58 years of age. Since October, 1996, he served as President and Chief Operating Officer and Treasurer of the Company. He served as Executive Vice President and Treasurer of the Company from May until October, 1996, as Secretary/Treasurer from 1986 until May 1996 and as Controller from 1974 until 1986.

Fred K. Webb, Jr. has been a Director of the Company since January, 1996. He is Vice President of Marketing of the Company (since February 1999) and is 43 years of age. He previously held the position of Special Projects Manager with the Company ( August 1998 until February 1999). Before joining the Company, he was employed as an Accounting Team Leader (since 1995) and Senior Staff Accountant (since 1989) for United Guaranty Corporation (an insurance holding company). He is the nephew of Director James T. Emerson and the cousin of Director John D. Lovelace. Director Katherine J. Emerson is married to the cousin of Fred K. Webb, Jr.

                          BOARD AND COMMITTEE MEETINGS

During the Company's last full fiscal year, there was one regular (the 2002 Annual) and two special meetings of the Board of Directors. In addition, the Company has for a number of years followed the practice, permissible under North Carolina corporation law, of approving corporate resolutions by unanimous written consent without meeting. One such resolution was adopted by the Board of Directors during the Company's last full fiscal year.

The Company has a standing Audit Committee of the Board of Directors. In accordance with the American Stock Exchange requirements, the Company's Board of Directors, on May 16, 2000, adopted a written charter for the Audit committee. A copy of the original charter was attached as Exhibit C to the October 13, 2000 Proxy Statement. In addition, on November 19, 2002, the Company's Audit Committee and Board of Directors amended the charter and is attached as Exhibit C to this proxy statement. All directors not otherwise associated with the Company as an officer, employee or consultant are designated as members of the Audit Committee except for James T. Emerson who may not be deemed to be independent as defined by Section 121(A) of the current American Stock Exchange Company Guide. Accordingly, Directors Cousins, Katherine Emerson, Abernethy and Lovelace were the members of such Committee for the 2003 fiscal year with Director Cousins serving as Chairman. All members serving on the Audit Committee are independent as defined by Section 121(A) of the current American Stock Exchange Company Guide.

The Audit Committee held four meetings (three in person and one by phone) during the Company's last fiscal year at which representatives of the Company's independent auditors, Deloitte & Touche LLP and Crisp Hughes Evans LLP were present. The Audit Committee recommends to the Board the firm to be designated as the Company's auditors, and performs other functions which are stated in the below Audit Committee Report.

The Board has a standing Compensation Committee, and Directors Cousins, James T. Emerson, Katherine Emerson, Abernethy and Lovelace were the members of such Committee for the 2003 fiscal year with Director James T. Emerson serving as Chairman. The Compensation Committee did once meet during the 2003 fiscal year.

The Company does not have a standing Nominating Committee. Nominees to serve on the Board of Directors are determined by a vote of the entire Board of Directors.

                             Audit Committee Report

In accordance with its written charter adopted May 16, 2000, as amended November 19, 2002, by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2003, the Committee or the Chairman thereof, held four meetings (three in person and one by phone), to discuss with management and the independent auditor the financial information contained in the Securities and Exchange Commission Form 10-Q filing for the three fiscal quarters and the annual Form 10-K.

In discharging its oversight responsibility as to the audit process and consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence. The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

The Committee chairman reviewed with the independent auditors and management the audited financial statements of the Company for the fiscal year ended June 28, 2003. Management has the responsibility for the preparation and content of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee Chairman recommended, on behalf of the Committee, to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 28, 2003, for filing with the Securities and Exchange Commission.

           Submitted by the Audit Committee of the Board of Directors

Claude S. Abernethy, Jr.                                        John D. Lovelace
William M. Cousins, Jr., Chairman                              Katherine Emerson


                          COMPENSATION COMMITTEE REPORT

The Compensation Committee (the Committee) of the Board of Directors submits recommendations to the Board of Directors as to the type and amount of compensation for two executive officers of the Company (Mr. Lutz, Chief Executive Officer, President, Chief Operating Officer, and Chairman of the Board and Mr. Webb, Vice President of Marketing). The Committee consists of all directors not otherwise associated with the Company and, in the 2003 fiscal year, consisted of five members.

The Committee met once during the year to consider and make recommendations to the Board of Directors. In the 2003 fiscal year, the Board of Directors did not modify or reject any action or recommendation of the Compensation Committee.

The Committee does not use any compensation consultants in making its decisions and recommendations, and does not relate compensation of the above named executive officers to that of any other entity or industry grouping.

Each of the named executive officers received an annual cash bonus for said fiscal year which is based on a specified percentage of consolidated net income, as defined. Each executive officer's percentage has remained constant for the past several years. No one of the above named executive officers has a guaranteed or minimum amount of bonus. Although not a frequent occurrence, the Committee from time to time may give discretionary additional bonuses for extraordinary achievement.

All officers of the Company participate in fringe benefit plans (group health insurance, group life insurance and long-term disability) to the same extent and under the same terms as all other salaried employees of the Company. Mr. Auberry and Mr. Lutz each receive perquisites whose value aggregates much less than 10% of their total annual salary and bonus.

        Submitted by the Compensation Committee of the Board of Directors

William M. Cousins, Jr.                                 Claude S. Abernethy, Jr.
Katherine Emerson            James T. Emerson, Chairman         John D. Lovelace


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever served as an officer or employee of the Company or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission. No executive officer of the Company has ever served as a director or member of the compensation committee of any other entity of whose executive officers has ever been a member to the Company's Compensation Committee or Board of Directors.

                            COMPENSATION OF DIRECTORS

Directors' fees are $4,250 per year; $1,000 per meeting for each Board meeting attended in person; $1,000 per meeting for each committee meeting attended in person that is held apart from the day of a Board meeting; and $500 for each committee and Board phone meeting. Directors who are full-time employees of the Company do not receive any directors' fees. Travel expenses of directors incurred traveling to and from meetings are reimbursed by the Company.

                              INDEPENDENT AUDITORS

On March 17, 2003, the Audit Committee decided to engage the firm of Crisp Hughes Evans LLP to serve as independent public accountants for the Company and Crisp Hughes Evans LLP served as the Company's independent auditors for the fiscal year ended June 28, 2003. Deloitte & Touche LLP and its predecessor firm, Touche Ross & Co., had served in this capacity since the Company's 1979-80 fiscal year. Deloitte & Touche LLP's report on the financial statements for the fiscal year ended June 30, 2001 and June 29, 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2001, June 29, 2002, and during interim periods subsequent to June 29, 2002 through March 17, 2003, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche's satisfaction, would have caused them to make reference to the subject matter of the disagreement in their report.

During the fiscal years ended June 30, 2001, June 29, 2002, and during interim periods subsequent to June 29, 2002 through March 17, 2003, Wellco did not consult with Crisp Hughes Evans LLP with respect to the application of accounting principles to a specified transaction, either completed ro proposed, or the type of audit opinion that might be rendered on Wellco's consolidated financial statements.

The Board of Directors has not selected independent auditors for the fiscal year beginning June 29,2003. The Board of Directors has a policy of selecting and engaging independent auditors a few months prior to the end of the Company's fiscal year. A representative of Crisp Hughes Evans LLP has been requested and is expected to be present at the stockholders meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


INDEPENDENT AUDITORS FEES FOR THE FISCAL YEAR ENDED JUNE 28, 2003

The following table shows the aggregate fees billed to the Company by its independent auditors, Crisp Hughes Evans LLP for professional services rendered during the fiscal year ended June 28, 2003:

Description of Fees                              Amount
-------------------------------------------------------
Audit Fees (1)                                  $62,000
-------------------------------------------------------
Financial Information Systems Design
and Implementation Fees                              $0
-------------------------------------------------------
All Other Fees (2)                              $26,000
-------------------------------------------------------

(1) Includes fees for audits of the June 28, 2003 consolidated financial statements of the Company and its subsidiaries, and reviews of the related quarterly financial statements included in quarter reports on Form 10-Q for the 2003 fiscal year and direct engagement expenses.
(2) The Audit Committee of the Company's Board of Directors has considered whether the rendering of such non-audit services by Crisp Hughes Evans LLP is compatible with maintaining the principal accountant's independence.

                          STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company's common stock to the Standard & Poor's 500 Stock Index and an index of peer companies that produce non-athletic footwear. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was constructed by the Company and includes the Company and R. G. Barry; Brown Shoe, Inc.; Genesco, Inc.; Phoenix Footwear Group, Inc.; Justin Industries; McRae Industries; Rocky Shoes & Boots, Inc.; Stride Rite Corp.; Timberland Co.; Weyco Group, Inc; and Wolverine World Wide. In constructing the peer index, the return of each component company was weighted according to its respective stock market capitalization. The graph assumes the investment of $100 in the Company's common stock, the Standard and Poor's 500 Stock Index and the peer index at the end of the Company's 1997 fiscal year.

Total Stockholder Return
------------------------
              1998      1999      2000      2001      2002      2003
--------------------------------------------------------------------
WELLCO        $100       $78       $96       $92      $146      $108
--------------------------------------------------------------------
S & P 500     $100      $123      $132      $112       $92       $92
--------------------------------------------------------------------
PEER GROUP    $100       $80       $89      $126      $124      $144
--------------------------------------------------------------------


                             EXECUTIVE COMPENSATION

Compensation Summary

The following Summary Compensation Table shows certain information concerning the compensation of each of the Company's highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION
                               -------------------

                                                         LONG TERM
                                               OTHER     COMPENSA-
                                              ANNUAL    TION-STOCK     ALL OTHER
NAME AND PRINCIPAL                            COMPEN-       OPTION       COMPEN-
POSITION:            YEAR   SALARY   BONUS    SATION(1)     GRANTS     SATION(2)
--------------------------------------------------------------------------------
David Lutz, Chief
Executive Officer,
President, Chief
Operating Officer
and Chairman of
the Board  (4)       2003 $121,636  $15,789     $952
--------------------------------------------------------------------------------
                     2002 $116,636  $10,235     $960
--------------------------------------------------------------------------------
                     2001 $106,652  $17,302   $3,326       10,000
--------------------------------------------------------------------------------
Horace Auberry,
Chairman Emeritus
of the Board and
Consultant to the
Company (5)         2003  $39,988       $0    $2,435
--------------------------------------------------------------------------------
                    2002 $119,964  $17,057    $2,788
--------------------------------------------------------------------------------
                    2001 $159,952  $28,836    $3,549    (3)60,000         $964
--------------------------------------------------------------------------------
Chandra Wijewickrama,
V.P. - Caribbean
Operations   (6)    2003  $87,412  $13,374
--------------------------------------------------------------------------------
                    2002  $84,630  $24,804
--------------------------------------------------------------------------------
                    2001  $82,130  $23,577                  7,500
--------------------------------------------------------------------------------

                                                         LONG TERM
                                               OTHER     COMPENSA-
                                              ANNUAL    TION-STOCK     ALL OTHER
NAME AND PRINCIPAL                            COMPEN-       OPTION       COMPEN-
POSITION:            YEAR   SALARY   BONUS    SATION(1)     GRANTS     SATION(2)
--------------------------------------------------------------------------------

Sven Oberg, V.P.-
Engineering and
Process
Development(7)      2003  $86,424  $15,789
--------------------------------------------------------------------------------
                    2002  $83,876  $10,234
--------------------------------------------------------------------------------
                    2001  $81,406  $17,301                  5,000
--------------------------------------------------------------------------------

(1) Amounts represent reimbursement for income taxes and commissions paid.
(2) Life insurance premiums paid by the Company for benefit of the named executive officer.
(3) Options for 10,000 shares are immediately exercisable and 50,000 are unexercisable.
(4) Chief Executive Officer since January 1, 2002.
(5) Chief Executive Officer through December 31, 2001. (6) Elected to office of V.P. - Caribbean Operations on November 14, 2000. (7) Elected to office of V.P. - Engineering and Process Development on November 14, 2000.


Stock Options
There were no individual grants of stock options to the named executive officers during the fiscal year ended June 28, 2003.

The following table shows, on an aggregated basis, for executive officers named in the Summary Compensation Table each exercise of stock options during the 2003 fiscal year and the fiscal year-end value of unexercised options.


                                                   NUMBER OF            VALUE OF
                                                 UNEXERCISED         UNEXERCISED
                                                      OPTION        IN-THE-MONEY
                       SHARES                         SHARES             OPTIONS
                     ACQUIRED       VALUE       EXERCISABLE/        EXERCISABLE/
NAME                       ON    REALIZED     UNEXERCISEABLE      UNEXERCISEABLE
                     EXERCISE                                                (1)
--------------------------------------------------------------------------------
Horace Auberry                               45,000/50,000(2)    $18,300/$35,250
--------------------------------------------------------------------------------
David Lutz                                   45,000/0           $90,750/$0
--------------------------------------------------------------------------------
Chandra
Wijewickrama                                 12,500/0           $13,725/$0
--------------------------------------------------------------------------------
Sven Oberg                                    5,000/0           Not in the money
--------------------------------------------------------------------------------

(1) Excess of the total market value at June 28, 2003 of the shares over the total exercise price.
(2) On July 12, 2000, the Company and Chairman Auberry entered into an employment agreement. The agreement included 50,000 options which vest not later than June 30, 2005, with accelerated vesting based on the

    Company reaching certain defined earnings per share. All of the 50,000 options are unexercisable.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Agreements

On July 12, 2000 the Company and Chairman Auberry entered into an employment Agreement. Under this Agreement, Auberry would continue full-time employment with the Company through December 31, 2000, or for a later period of time as subsequently agreed to between the Company and Auberry. The salary and bonus compensation of Auberry during the period of full-time employment was an annual salary of $159,952 and a cash bonus equal to 2.5% of the Company's consolidated net income after taxes and after all bonuses. On January 1, 2002, Auberry reduced his time devoted to employment with the Company to approximately 50% of full time, and his annual salary was reduced to $79,976. Effective June 30, 2002, the Agreement was amended to provide that Auberry will work as a consultant to the Company and be compensated on the basis of actual hours worked at a rate of $100 per hour. For the fiscal year ending June 28, 2003, Auberry was not paid any consulting fees. In addition, the amendment eliminated the cash bonus. The Agreement has a term which expires on December 31, 2006.

Under the Agreement, Auberry was granted an option to purchase up to 50,000 shares of the Company's common stock at a price of $9.125 per share. These options vest not later than June 30, 2005, with accelerated vesting based on the Company reaching certain defined earnings per share. Expiration of such options shall be the earlier of the fifth anniversary of the date on which such options vest or one year after the Chairman's separation from employment under the Agreement. In addition, for the period from July 1, 2000 until the end of the Agreement, Auberry will not engage in the footwear industry other than through his employment with the Company, and Auberry will assign to the Company certain developments conceived by him. In consideration for these provisions and for a period of five years after the Company first realizes revenues from such developments, Auberry will receive additional cash compensation equal to 7.5% of royalty income received from unaffiliated entities for these developments and ..225% of the Company's sales of products embodying these developments. As of the date of this proxy, Auberry had earned $6,000 additional compensation as provided for in the Agreement and none of the options in the Agreement had vested.

The Company does not have employment contracts with any executive officer other than Mr. Auberry. There are no compensation plans or arrangements that will result from the resignation, retirement or termination of any executive officer, or that will result from a change-in-control of the Company or a change in any executive officer's responsibilities following a change-in-control.


Long-Term Incentive Plans

The Company does not have any type of long-term incentive plans for any executive officer or other employee.


Pension Plan

The Company's executive officers and all other salaried employees participate in an Administrative Employee Pension Plan (the Plan). Benefits under the Plan are based on years of service and average annual earnings. The following table illustrates the amount of annual pension benefits based on the years of service and average annual compensation levels shown:


                               PENSION PLAN TABLE

                                YEARS OF SERVICE
                        ----------------------------------

AVERAGE
ANNUAL
COMPENSATION     15 YEARS     20 YEARS    25 YEARS      30 YEARS       35 YEARS
--------------------------------------------------------------------------------
$125,000          $14,900      $19,800     $24,800       $29,800        $34,700
--------------------------------------------------------------------------------
$150,000           18,300       24,300      30,400        36,500         42,600
--------------------------------------------------------------------------------
$175,000           21,600       28,800      36,100        43,300         50,500
--------------------------------------------------------------------------------
$200,000           25,000       33,300      41,700        50,000         58,400
--------------------------------------------------------------------------------

The Plan provides benefits based on final average compensation, defined in the Plan as the average of the consecutive five highest of the last ten years compensation, and on years of service. Compensation under the Plan is essentially equivalent to the aggregate amounts reported as annual salary and bonus compensation in the Summary Compensation Table above. Total years of service are limited to 35 and benefits are computed on a straight life annuity basis. Mr. Auberry and Mr. Wijewickrama named in the Summary Compensation Table have more than the maximum 35 years of service. Mr. Lutz and Mr. Oberg would have more than 35 years of service under the plan, assuming his employment to age 65.

                               SECURITY OWNERSHIP

The number of shares of common stock (the Company's only voting security) beneficially owned or held under option by (a) all executive officers, directors and nominees for director and (b) each person or entity owning more than 5% of the outstanding shares of common stock (including persons or entities who may be deemed a group for purposes of the federal securities laws), as known by management of the Company, based upon information furnished to the Company by or on behalf of such person or entity, as "beneficial ownership" is defined under Rule 13d-3 under the Securities Exchange Act of 1934, is set forth in the following table:

         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP ON SEPTEMBER 26, 2003



                                SOLE
                              VOTING        SHARED
                                 AND    VOTING AND           TOTAL      PERCENT
                         DISPOSITIVE   DISPOSITIVE    STOCK  BENEFICIAL      OF
NAME                           POWER      POWER(1)  OPTIONS  OWNERSHIP  CLASS(2)
--------------------------------------------------------------------------------
Officers and Directors:
--------------------------------------------------------------------------------
David Lutz                                   4,500   45,000     49,500    3.71%
--------------------------------------------------------------------------------
Fred K. Webb, Jr.                500                 12,000     12,500    0.94%
--------------------------------------------------------------------------------
Directors :
--------------------------------------------------------------------------------
James T. Emerson             766,972                           766,972   57.48%
--------------------------------------------------------------------------------
Horace Auberry *              78,920         1,540   45,000    125,460    9.40%
--------------------------------------------------------------------------------
Rolf Kaufman *                48,620         6,600    4,000     59,220    4.44%
--------------------------------------------------------------------------------
Claude S. Abernethy, Jr.*      9,000                  2,000     11,000    0.82%
--------------------------------------------------------------------------------
William M. Cousins, Jr.        2,000                             2,000    0.15%
--------------------------------------------------------------------------------
John D. Lovelace                                      2,000      2,000    0.15%
--------------------------------------------------------------------------------
Katherine J. Emerson             300         4,000               4,300    0.32%
--------------------------------------------------------------------------------
Officers:
--------------------------------------------------------------------------------
Chandra Wijewickrama                                 12,500     12,500    0.94%
--------------------------------------------------------------------------------
Sven Oberg                     5,000                  5,000     10,000    0.75%
--------------------------------------------------------------------------------
Other Officers                 8,900                 19,000     27,900    2.09%
--------------------------------------------------------------------------------
All Officers and Directors
as a Group (14)              920,212        16,640  146,500  1,083,352   81.19%
--------------------------------------------------------------------------------

Owners of More Than 5% of the Company's Common Shares:
--------------------------------------------------------------------------------
Other than Officer/Director Auberry and Director Emerson shown above, the Company is not aware of any other beneficial owner of more than five percent of its Common Shares.
--------------------------------------------------------------------------------

*        Nominee for reelection to the Board of Directors.
(1) Shares owned jointly with spouse and shares held by spouse and children over whom the listed person may have substantial influence by reason of the relationship are shown as shared voting and dispositive power.
(2) Percent of total shares outstanding (1,185,746) and shares issuable under options exercisable within 60 days (148,500).

                STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Proposals of qualified stockholders intended to be presented at the Company's 2004 Annual Stockholders Meeting must be received by the Secretary at the address stated herein no later than July 3, 2004, in order to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting.


                                  By Order of the Board of Directors

                                  RICHARD A. WOOD, JR.
                                  Secretary

Waynesville, North Carolina
October 17, 2003







A copy of the Company's 2003 Form 10-K (Annual Report filed with the Securities and Exchange Commission) is available at no charge to any stockholder requesting it. Requests should be made in writing and addressed to the Secretary, Wellco Enterprises, P. O. Box 188, Waynesville, NC 28786.

                                    EXHIBIT A
        PRESENT COMPANY ARTICLES OF INCORPORATION AND BY-LAWS RELATING TO
                   SIZE AND COMPOSITION OF BOARD OF DIRECTORS,
                       REMOVAL OF DIRECTORS AND AMENDMENTS


                            ARTICLES OF INCORPORATION

Article Ninth: The property and business of this corporation shall be managed by its Board of Directors. The number of Directors which shall constitute the whole board shall be nine, divided and classified into three classes, to be designated, respectively, Class I, Class II and Class III, each Class to consist of three Directors. At the 1976 annual meeting of stockholders, all of the Directors shall be elected: Class I for a term to expire at the 1977 annual meeting of stockholders; Class II for a term to expire at the 1978 annual meeting of stockholders; Class III for a term to expire at the 1979 annual meeting of stockholders; and in the case of each Class, until their respective successors are duly elected and qualified, or until their resignation, death, or removal by stockholders for cause. At each annual meeting of stockholders commencing in 1977, directors shall be elected to fill any vacancies then existing and to succeed those whose terms have expired, and the directors so elected shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for the term of the class to which each is elected, and until their respective successors are duly elected and qualified, or until their resignation, death, or removal by stockholders for cause.

If any vacancy shall occur in the Board of Directors by reason of the death, resignation, or disqualification as by law provided, the directors then in office, although less than a quorum, may by majority vote to fill any such vacancy, and any director so chosen shall hold office until the next annual meeting of the stockholders and until his successor shall be duly elected and qualified; provided, however, that if in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days after the occurrence thereof, the President or the Secretary may call a special meeting of the stockholders at which such vacancy shall be filled. Any Director elected by stockholders may be removed from office as a Director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of Directors given at a meeting of stockholders duly called for that purpose.

Article Tenth: This corporation reserves the right to amend, alter, change, or repeal any provision contained in this corporation's Articles of Incorporation in effect from time to time, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that the foregoing Article Ninth may be amended only by the affirmative vote of stockholders of record holding two-thirds of the outstanding shares of stock of this corporation entitled to vote upon such amendment given at a meeting of stockholders duly called for that purpose and no amendment to this Article Tenth modifying such requirement may be adopted except upon the same affirmative vote.

                                     BY-LAWS

13. The property and business of this corporation shall be managed by its Board of Directors. The number of Directors which shall constitute the whole Board shall be nine, classified into three classes, to be designated, respectively, Class I, Class II, and Class III, each class to consist of three Directors. At the 1976 annual meeting of stockholders, all of the Directors shall be elected:
Class I for a term to expire at the 1977 annual meeting of stockholders; Class II for a term to expire at the 1978 annual meeting of stockholders; Class III for a term to expire at the 1979 annual meeting of stockholders; and in the case of each Class until their respective successors are duly elected and qualified, or until their resignation, death, or removal by stockholders for cause. At each annual meeting of stockholders commencing in 1977, directors shall be elected to fill any vacancies then existing and to succeed those whose terms, have expired, and the directors so elected shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for the term of the class to which each is elected, and until their respective successors are duly elected and qualified, or until their resignation, death, or removal by stockholders for cause.

54. Paragraphs 13, 38, 39, and this Paragraph 54 may be amended only by the affirmative vote of stockholders of record holding two-thirds of the outstanding shares of stock of the corporation entitled to vote upon such amendment given at a meeting of stockholders duly called for that purpose. All other provisions of these By-Laws may be altered, amended or rescinded by the affirmative vote of a majority of the Board of Directors at a duly held meeting for such purpose, pro vided three days written notice of the proposed action shall have been given to each director.

                                    EXHIBIT B

        PROPOSED CHANGES IN COMPANY ARTICLES OF INCORPORATION AND BY-LAWS RELATING TO SIZE AND COMPOSITION OF BOARD OF DIRECTORS, REMOVAL OF DIRECTORS
                                 AND AMENDMENTS


                            ARTICLES OF INCORPORATION

Article Ninth: The property and business of the corporation shall be managed by its Board of Directors. The Board of Directors of the corporation who shall hold their offices until their successors be chosen according to the by-laws of the corporation, shall consist of nine members. Effective with the Annual Stockholders Meeting of the corporation in the year 2003 and subsequent years, Directors whose terms have then expired shall be elected annually, with the result that by the corporation's Annual Stockholders Meeting in 2005 all Classes of the Board of Directors shall have been eliminated and all Directors of the corporation shall be elected annually at said 2005 Annual Stockholders Meeting and all future Annual Stockholders Meetings.

If any vacancy shall occur in the Board of Directors by reason of the death, resignation, or disqualification as by law provided, the directors then in office, although less than a quorum, may by majority vote to fill any such vacancy, and any director so chosen shall hold office until the next annual meeting of the stockholders and until his successor shall be duly elected and qualified; provided, however, that if in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days after the occurrence thereof, the President or the Secretary may call a special meeting of the stockholders at which such vacancy shall be filled. Any Director elected by stockholders may be removed from office as a Director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of Directors given at a meeting of stockholders duly called for that purpose.

Article Tenth: This corporation reserves the right to amend, alter, change, or repeal any provision contained in this corporation's Articles of Incorporation in effect from time to time, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     BY-LAWS

13. The property and business of this corporation shall be managed by its board of directors, consisting of nine (9) in number. Each director shall be elected to serve until his successor shall be elected and shall qualify. Effective with the Annual Stockholders Meeting of this corporation in the year 2003 and subsequent years, Directors whose terms have then expired shall be elected annually, with the result that by this corporation's Annual Stockholders Meeting in 2005 all Classes of the Board of Directors shall have been eliminated and all Directors of the corporation shall be elected annually at said 2005 Annual Stockholders Meeting and all future Annual Stockholders Meetings.

54. These By-Laws may be altered, amended or rescinded by the affirmative vote of a majority of the Board of Directors at a duly held meeting for such purpose, provided three days written notice of the proposed action shall have been given to each director.

                                    Exhibit C
                            Wellco Enterprises, Inc.
                            Audit Committee Charter.
                              Adopted May 16, 2000
                            Revised November 19, 2002

  The Audit Committee (herein the "Committee") is a standing committee of the Board of Revised November 19, 2002 Directors (herein the "Board") of Wellco Enterprises, Inc. (herein the "Company"). The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities
  by  reviewing  the  financial   information  to  be furnished by the Company
  to its stockholders and others, the systems of internal controls which the Company's management and Board have established and the Company's audit process.

  I.  Composition of the Committee
  --------------------------------

  The Committee shall consist solely of independent directors, as determined by the Board of Directors, and will be at least three (3) in number. In determining the independence of directors serving on the Audit Committee, the Board of Directors shall measure independence using the requirements of the American Stock Exchange. Audit Committee members shall be free of any relationships that would interfere with the exercise of independent judgement.

  Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  II.  Duties of the Committee
  ----------------------------

  In meeting its responsibilities, the Audit Committee ("Committee:) is expected to:

  1. Be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm ("independent auditor" or "auditor") employed by Wellco (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Audit Committee.

  2. Preapprove all auditing services and non-audit services, other than as stated below.

         This preapproval requirement is waived with respect to the provision of non-audit services , if:

             A. The aggregate amount of all such non-audit services is not more than 5 percent of the total amount of revenues paid to the auditor during the fiscal year in which the nonaudit services are provided;

             B. Such services were not recognized at the time of the engagement to be non-audit services; and

             C. Such services are promptly brought to the attention of the Audit
                Committee and approved prior to the completion of the audit by the Audit Committee or by 1 or more members of the Audit Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Audit Committee.

         The Audit Committee may delegate to 1 or more designated members of the Audit Committee who are independent directors of the Board Of Directors, the authority to grant preapprovals required by this subsection. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full Audit Committee at each of its scheduled meetings.

         If the Audit Committee approves an audit service within the scope of the engagement of the auditor, such audit service shall be deemed to have been preapproved.

  3. Provide an open avenue of communication between management, the independent auditor, and the Board. The Committee shall have full and unrestricted access to all employees of the Company and its subsidiaries, including providing for the confidential, anonymous submission by employees of Wellco and its subsidiaries, concerns regarding questionable accounting or auditing matters.

  4. Engage independent counsel and other advisers, as it determines necessary to carry out its duties. Wellco will provide the Audit Committee appropriate funding for any such counsel and advisers, as well as appropriate funding for payment of compensation to the independent auditor, all as determined by the Audit Committee.

  5.     Review and update the Committee's charter annually.

  6. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall confirm and assure the independence of the auditor, including a review of non-audit services and related fees provided by the auditor, consistent with Independence Standards Board Standard 1. The Audit Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Audit Committee will take appropriate action to oversee the independence of the auditor.

  7. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

  8. Discuss with management and the independent auditor the Company's critical accounting policies.

         Consider, in consultation with the independent auditor, the audit scope and plan of management and the independent auditor.

  9.     Review with the independent auditor:

            A. The adequacy of the company's internal controls including computerized information system controls and security.

            B. Any related significant findings and recommendations of the independent auditor, together with management's responses thereto.


 10. The Committee, or the Chairman of the Committee, shallreview with management and the independent auditor at the completion of the annual examination:

            A. The Company's annual financial statements and related footnotes;

            B. The independent auditor's audit of the financial statements and its report thereon;

            C. Any significant changes required in the independent auditor's audit plan;

            D. Any serious difficulties or disputes with management encountered during the course of the audit;

            E. Discuss with the independent auditor, the matters required to be discussed by Statement of Auditing Standards 61; and

            F. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

 11. If the review is done by the Chairman, after he/she has completed the review in Item 11 above, he/she shall either recommend to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report Form 10-K or shall convene a meeting of the Committee if the Chairman deems the same appropriate. If a meeting is convened, the Committee shall recommend that the Audited Financial Statements be so included.

 12. The Committee, or the Chairman of the Committee, shall review with management and the independent auditor quarterly filings with the SEC before the same are filed. If the review is done by the Chairman, he/she shall convene a meeting of the Committee for such purpose if the Chairman deems the same appropriate.

 13. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

 14. Prepare a report and any other disclosure, as required by the rules and regulations of the SEC, for inclusion in the Company's proxy statement.

 15. The Committee shall have the power to conduct or authorize investigations into any matters required to meet its responsibilities.

 16. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. Such meetings may be held by telephone conference call or in person.

 17. The Committee will perform such other functions as assigned by law, the Company's Articles of Incorporation or bylaws, or the Board.

 18. Audit Committee members will be informed that in Exchange Act Release No. 42266 the Securities and Exchange Commission stated that, by adopting new rules and amendments related to audit committees, it did not "intend to subject companies or their directors to increased exposure to liability under securities laws, or to create new standards for directors to fulfill their duties under state corporation law." Audit Committee members will also be informed that the Securities and Exchange Commission has added to its regulations a "safe harbor" (Item 306(c) of Regulation S-K) for the information contained in the Audit Committee report included in the Company's proxy statement.


III.  Adoption of Charter
-------------------------

This Charter was initially adopted by the Company's Audit Committee and its Board of Directors at their meetings duly held on May 16, 2000; was revised by the Company's Audit Committee and its Board of Directors at their meetings duly held on November 19, 2002; and, shall be reviewed, reaffirmed or revised as appropriate by the Board at its regular annual meeting hereafter ensuing.